AGREEMENT

Made as of this 19th day of January, 2006, by and among VANGUARD WELLINGTON FUND, VANGUARD WINDSOR FUNDS, VANGUARD WORLD FUNDS, VANGUARD EXPLORER FUND, VANGUARD MORGAN GROWTH FUND, VANGUARD WELLESLEY INCOME FUND, VANGUARD FIXED INCOME SECURITIES FUNDS, VANGUARD MONEY MARKET FUND, VANGUARD MUNICIPAL BOND FUNDS, VANGUARD STAR FUND, VANGUARD CHESTER FUNDS, VANGUARD INDEX FUNDS, VANGUARD TRUSTEES EQUITY FUNDS, VANGUARD SPECIALIZED FUNDS, VANGUARD CALIFORNIA TAX-FREE FUNDS, VANGUARD NEW YORK TAX-FREE FUNDS, VANGUARD PENNSYLVANIA TAX-FREE FUND, VANGUARD OHIO TAX-FREE FUNDS, VANGUARD FLORIDA TAX-FREE FUNDS, VANGUARD CONVERTIBLE SECURITIES FUND, VANGUARD QUANTITATIVE FUNDS, VANGUARD BOND INDEX FUNDS, VANGUARD FENWAY FUNDS, VANGUARD NEW JERSEY TAX-FREE FUNDS, VANGUARD ADMIRAL FUNDS, VANGUARD MALVERN FUNDS, VANGUARD VARIABLE INSURANCE FUNDS, VANGUARD BALANCED INDEX FUND, VANGUARD INSTITUTIONAL INDEX FUND, VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD TAX-MANAGED FUNDS, VANGUARD WHITEHALL FUNDS, VANGUARD TREASURY FUND, VANGUARD HORIZON FUNDS, AND VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS, VANGUARD CMT FUNDS (hereinafter collectively referred to as the "Funds") and THE VANGUARD GROUP, INC., VANGUARD ADVISERS, INC., AND VANGUARD MARKETING CORPORATION (hereinafter collectively referred to as "Vanguard").

THIS AGREEMENT is entered into under the following circumstances:

WHEREAS, Section 17(g) of the Investment Company Act of 1940 ("the Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that the officers and employees of registered management investment companies who, either singly or jointly with others, may have access to the Funds'

assets, be bonded against larceny and embezzlement, and the SEC has promulgated such rules and regulations ("Rule 17g-1"); and

WHEREAS, the Funds and Vanguard are named as joint insureds under the terms of a bond or policy of insurance with total coverage of $400,000,000 which insures against larceny and embezzlement by officers and employees (the "Joint Insured Bond"); and

WHEREAS, a majority of the Board of Trustees of the Funds (the "Board"), who are not "interested persons" as defined by Section 2(a)(19) of the Act, have given due consideration to all factors relevant to the form, amount and apportionment of recoveries and premium on the Joint Insured Bond, and the Board has approved the term and amount of the Joint Insured Bond, the portion of the premium payable by each party, and the manner in which recovery on the Joint Insured Bond, if any, shall be shared by and among the parties as set forth below in this Agreement; and

WHEREAS, the Funds and Vanguard now desire to enter into this Agreement as required by Rule 17g-1(f) of the Act to establish the manner in which recovery on the Joint Insured Bond, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.	ALLOCATION OF PREMIUMS

The annual premium shall be allocated among the Vanguard Funds, based on relative net assets, in accordance with a Board-approved methodology, and expensed monthly over the term of the Joint Insured Bond.

2.	ALLOCATION OF RECOVERIES

A.           In the event of a separate loss or losses under the Joint Insured Bond, the party suffering a loss or losses shall be entitled to be indemnified up to the full amount of the Joint Insured Bond.

B.           If more than one party is damaged in a single loss or occurrence for which recovery is received under the Joint Insured Bond, each such party shall receive that

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portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify each party sustaining a loss.

C.          If the recovery is inadequate to fully indemnify each party sustaining a loss, the recovery shall be allocated among the parties as follows:

(i)	Each party sustaining a loss shall be allocated an amount

equal to the lesser of its actual loss or at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage as set forth in Exhibit A as attached.

(ii)	The remaining portion of the recovery shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i)

above, in ratio of the premium paid by each such party to the premium paid by all parties.

3.	BOND COVERAGE REOUIRED

Each party has determined the minimum amount of fidelity bond coverage deemed appropriate to be maintained. This amount is set forth in Exhibit A and each Fund represents and warrants to each of the other parties that the minimum amount of coverage required by Rule 17g-1(d)(1) is not more than reflected in Exhibit A. Each Fund further agrees that its minimum coverage shall not be less than the minimum coverage required by Rule 17g- 1 (d)(1).

4.           This Agreement shall apply to the present fidelity bond coverage and any renewal or replacement thereof and shall continue until terminated by any party that provides 60 days' written notice to the other parties.

5.           Any dispute arising under this Agreement shall be submitted to arbitration under the Rules of the American Arbitration Association and the decision rendered therein shall be final and binding upon the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the date aforesaid. .

VANGUARD ADMIRAL FUNDS
VANGUARD BALANCED INDEX FLND
VANGUARD BOND INDEX FLJNDS
VANGUARD CALIFORNIA TAX-FREE FUNDS
VANGUARD CONVERTIBLE SECURITIES FUND
VANGUARD CHESTER FUNDS
VANGUARD CMT FUNDS
VANGUARD EXPLORER FUND
VANGUARD FENWAY FUNDS
VANGUARD FIXED INCOME SECURITIES FUNDS
VANGUARD FLORIDA TAX-FREE FUNDS
VANGUARD HORIZON FUNDS
VANGUARD INDEX FUNDS
VANGUARD INSTITUTIONAL INDEX FUNDS
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD MALVERN FUNDS
VANGUARD MASSACHUSETTS TAX-EXEMPT FUNDS
VANGUARD MONEY MARKET RESERVES
VANGUARD MORGAN GROWTH FUND
VANGUARD MUNICIPAL BOND FUNDS
VANGUARD NEW JERSEY TAX-FREE FUNDS
VANGUARD NEW YORK TAX-FREE FUNDS
VANGUARD OHIO TAX-FREE FUNDS
VANGUARD PENNSYLVANIA TAX-FREE FUNDS
VANGUARD QUANTITATIVE FUNDS
VANGUARD SPECIALIZED FUNDS
VANGUARD STAR FUNDS
VANGUARD TAX-MANAGED FUNDS
VANGUARD TREASURY FUND
VANGUARD TRUSTEES EQUITY FUNDS
VANGUARD VARIABLE INSURANCE FUND
VANGUARD WELLESLEY INCOME FUND
VANGUARD WELLINGTON FUND
VANGUARD WHITEHALL FUNDS
VANGUARD WINDSOR FUNDS
VANGUARD WORLD FUNDS

BY
Heidi Stam, Secretary

Attest:
Christopher A. Wightman,
Assistant Secretary

THE VANGUARD GROUP, INC.

On behalf of itself and its affiliates and subsidiaries

BY
Heidi Stam, Managing Director and
Secretary

Attest:
Amy Cooper,
Assistant Secretary

EXHIBIT A

Rule 17g-1

Minimum Bond Requirements

As of 12/31/2005

(000 omitted)

		Bond
Fund/Portfolio Name	Net Assets	Requirement

Vanguard Admiral Funds
Admiral Treasury Money Market Fund	$15,459,792	$2,500
Vanguard Balanced Index Fund	7,972,591	2,500
Vanguard Bond Index Funds
Intermediate-Term Bond Index Fund	5,957,757	2,500
Long-Term Bond Index Fund	1,893,047	1,500
Short-Term Bond Index Fund	5,276,480	2,500
Total Bond Market Index Fund	33,497,179	2,500
Vanguard California Tax-Free Funds
CA Intermediate-Term Tax-Exempt Fund	2,867,147	1,900
CA Long- Term Tax-Exempt Fund	2,290,423	1,700
CA Tax-Ex Money Market Fund	6,306,795	2,500
Vanguard Convertible Securities Fund	558,163	900
Vanguard Chester Funds
PRIMECAP Fund	28,542,963	2,500
Target Retirement Income Fund	733,697	900
Target Retirement 2005 Fund	759,899	1,000
Target Retirement 2015 Fund	2,293,312	1,700
Target Retirement 2025 Fund	2,528,594	1,900
Target Retirement 2035 Fund	1,401,580	1,250
Target Retirement 2045 Fund	626,367	900
Vanguard CMT Funds
Market Liquidity Fund	17,470,782	2,500
Municipal Cash Management Fund	948,452	1,000
Yorktown Liquidity Fund	319,436	750
Vanguard Explorer Fund	11,032,473	2,500
Vanguard Fenway Funds
Equity Income Fund	4,289,804	2,500
Growth Equity Fund	749,479	900
PRIMECAP Core Fund	1,220,054	1,250
Vanguard Fixed Income Securities Funds
GNMA Fund	24,135,507	2,500
High-Yield Corporate Fund	9,009,852	2,500
Inflation-Protected Securities Fund	9,938,115	2,500
Intermediate-Term Investment-Grade Fund	4,992,430	2,500
Intermediate-Term Treasury Fund	3,855,828	2,300
Long-Term Investment-Grade Fund	5,659,991	2,500
Long-Term Treasury Fund	2,223,953	1,700
Short-Term Federal Fund	2,712,893	1,900
Short-Term Investment-Grade Fund	17,603,720	2,500
Short-Term Treasury Fund	3,332,519	2,100
Vanguard Florida Tax-Free Funds
Florida Long-Term Tax-Exempt Fund	1,203,064	1,250
Vanguard Horizon Funds
Capital Opportunity Fund	8,408,032	2,500

Global Equity Fund	2,676,040	1,900
Strategic Equity Fund	5,614,117	2,500
Vanguard Index Funds
500 Index Fund	107,403,341	2,500
Extended Market Index Fund	10,549,264	2,500
Growth Index Fund	10,609,084	2,500
Large-Cap Index Fund	426,206	750
Mid-Cap Index Fund	13,199,994	2,500
Small-Cap Growth Index Fund	2,004,359	1,700
Small-Cap Index Fund	10,638,085	2,500

Small-Cap Value Index Fund	3,881,108	2,300
Total Stock Market Index Fund	65,419,573	2,500
Value Index Fund	7,079,433	2,500
Vanguard Institutional Index Funds
Institutional Index Fund	56,249,308	2,500
Institutional Total Bond Market Index Fund	2,860,657	1,900
Inst. Total Stock Market Index Fund	3,716,276	2,300
Vanguard International Equity Index
Emerging Markets Stock Index Fund	7,102,464	2,500
European Stock Index Fund	15,256,193	2,500
Pacific Stock Index Fund	8,755,933	2,500
Vanguard Malvern Funds
Asset Allocation Fund	11,023,592	2,500
Capital Value Fund	427,125	750
U.S. Value Fund	1,013,183	1,250
Vanguard Massachusetts Tax-Exempt Funds
Massachusetts Tax-Exempt Fund	505,286	900

Vanguard Money Market Reserves
Federal Money Market Fund	5,754,106	2,500
Prime Money Market Fund	55,703,227	2,500
Vanguard Morgan Growth Fund	6,098,392	2,500
Vanguard Municipal Bond Funds
High-Yield Tax-Exempt Fund	4,968,919	2,500
Insured Long-Term Tax-Exempt Fund	3,054,010	2,100
Intermediate-Term Tax-Exempt Fund	12,716,555	2,500
Limited-Term Tax-Exempt Fund	6,523,339	2,500
Long-Term Tax-Exempt Fund	2,098,371	1,700
Short-Term Tax-Exempt Fund	4,248,961	2,500
Tax-Exempt Money Market Fund	16,939,371	2,500
Vanguard New Jersey Tax-Free
NJ Long-Term Tax-Exempt Fund	1,612,393	1,500
NJ Tax-Exempt Money Market Fund	2,504,850	1,900
Vanguard New York Tax-Free
NY Long-Term Tax-Exempt Fund	2,275,035	1,700
NY Tax-Exempt Money Market Fund	3,273,668	2,100
Vanguard Ohio Tax-Free
OH Long-Term Tax-Exempt Fund	528,888	900
OH Tax-Exempt Money Market Fund	942,939	1,000
Vanguard Pennsylvania Tax-Free
PA Long-Term Tax-Exempt Fund	2,297,919	1,700
PA Tax-Exempt Money Market Fund	3,008,948	2,100

Vanguard Quantitative Funds
Growth and Income Fund	7,356,718	2,500
Vanguard Specialized Funds
Energy Fund	8,244,121	2,500
Health Care Fund	25,593,583	2,500
Precious Metals and Mining Fund	2,485,010	1,700
RElT Index Fund	7,197,050	2,500
Dividend Growth Fund	983,561	1,000
Vanguard STAR Funds
Developed Markets Index Fund	1,780,371	1,500
Institutional Developed Markets Index Fund	1,874,495	1,500
LifeStrategy Conservative Growth Fund	4,324,197	2,500
LifeStrategy Growth Fund	7,001,478	2,500
LifeStrategy Income Fund	1,707,890	1,500
LifeStrategy Moderate Growth Fund	8,022,769	2,500
STAR Fund	12,168,148	2,500
Total International Stock Index Fund	12,696,004	2,500
Vanguard Tax-Managed Funds
Tax-Managed Balanced Fund	606,459	900
Tax-Managed Capital Appreciation Fund	3,420,245	2,100
Tax-Managed Growth and Income Fund	2,683,971	1,900
Tax-Managed International Fund	1,312,459	1,250
Tax-Managed Small-Cap Fund	1,551,193	1,500
Vanguard Treasury Fund
Vanguard Treasury Money Market Fund	4,832,977	2,500
Vanguard Trustees’ Equity Fund
Diversified Equity Fund	55,027	400
International Value Fund	4,127,009	2,500
Vanguard Variable Insurance Fund
Balanced Portfolio	1,197,024	1,250
Capital Growth Portfolio	190,050	600
Diversified Value Portfolio	658,942	900
Equity Income Portfolio	482,538	750
Equity Index Portfolio	1,813,464	1,500
Growth Portfolio	385,397	750
High-Yield Bond Portfolio	246,777	600
International Portfolio	840,006	1,000
Mid-Cap Index Portfolio	676,713	900
Money Market Portfolio	939,112	1,000
RElT Index Portfolio	453,321	750
Short-Term Investment-Grade Portfolio	372,983	750
Small Company Growth Portfolio	744,123	900
Total Bond Market Index Portfolio	773,830	1,000
Total Stock Market Index Portfolio	317,973	750
Vanguard Wellesley Fund	11,893,427	2,500
Vanguard Wellington Fund	38,949,473	2,500
Vanguard Whitehall Funds
International Explorer Fund	2,282,103	1,700
Mid-Cap Growth Fund	619,471	900
Selected Value Fund	3,933,493	2,300

Vanguard Windsor Funds
Windsor Fund	21,277,294	2,500
Windsor II Fund	41,839,039	2,500
Vanguard World Fund
Consumer Discretionary Index Fund	37,033	350
Consumer Staples Index Fund	93,451	450
Energy Index Fund	274,255	750
FTSE Social Index Fund	418,758	750
Financials Index Fund	65,213	400
Health Care Index Fund	336,334	750
Industrials Index Fund	28,695	300
Information Technology Index Fund	109,102	525
International Growth Fund	11,495,389	2,500
Materials Index Fund	62,246	400
Telecommunication Services Index Fund	22,802	250
U.S. Growth Fund	6,254,586	2,500
Utilities Index Fund	146,921	525

TOTALS	$999,288,760	$233,750

A-5